Exhibit 10.11

FIRST AMENDMENT TO

CONSENT TO SUBLEASE

THIS FIRST AMENDMENT TO CONSENT TO SUBLEASE (“First Amendment”) dated as of March 16, 2004, is made by and between Antigenics Inc., a Massachusetts corporation having an address of 34 Commerce Way, Woburn, MA 01801, a wholly owned subsidiary of Antigenics Inc., a Delaware corporation formerly known as Aquila Biopharmaceuticals, Inc. (“Sublandlord”), GTC Biotherapeutics, Inc., a Massachusetts corporation having an address at 175 Crossing Boulevard, Suite 410, Framingham, MA 01702 (“Subtenant”) and NDNE 9/90 Corporate Center LLC, a Massachusetts limited liability company, having an address c/o National Development, 2310 Washington Street, Newton Lower Falls, MA 02462 (“Overlandlord”) with respect to the following facts:

A. Overlandlord and Sublandlord are the parties to that certain Lease dated as of September 19, 1997, as amended by (i) that certain First Amendment to Lease (“First Amendment”) dated December 17, 1997, (ii) that certain Second Amendment to Lease (“Second Amendment”) dated as of January 14, 1998, (iii) that certain Third Amendment to Lease (“Third Amendment”) dated February 3, 1998, (iv) that certain Fourth Amendment to Lease (“Fourth Amendment”) dated February 27, 1998, (v) that certain Fifth Amendment to Lease (“Fifth Amendment”) dated as of March 13, 1998 and (vi) that certain Sixth Amendment to Lease (“Sixth Amendment”) dated as of March 16, 2004 and as affected by that certain Consent to Assignment of Lease (“Consent”) dated May 8, 2001 (said Lease as amended and affected by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Consent is hereafter the “Original Overlease”) pertaining to certain space comprised of approximately 41,020 rentable square feet rentable square feet located on the 1st, 2nd and 3rd floor(s) (the “Premises”) of a building owned by Overlandlord and known as and numbered 175 Crossing Boulevard, Framingham, Massachusetts (the “Building”);

B. Sublandlord and Subtenant are parties to that certain Sublease Agreement (the “Original Sublease”) dated July 16, 2002 relating to a part of the Premises under the Original Lease;

C. Overlandlord consented to the Original Sublease in accordance with and subject to the terms and provisions of that certain Consent To Sublease (the “Original Consent” which term includes the General Conditions (the “Original General Conditions”) as defined therein) dated July 16, 2002. “). All references in this First Amendment to the General Conditions shall mean the Original General Conditions as modified by this First Amendment.

D. The Original Overlease provides, inter alia, that Sublandlord may not enter into any sublease without Overlandlord’s prior written approval and the Original Consent provides, inter alia, that the Sublandlord and Subtenant may not amend the Original Sublease or the Antigenics Leasehold Lease (as such term is used in the Original Sublease and which is hereinafter called the “Original Leasehold Lease”) without the Overlandlord’s consent; and

E. Sublandlord has requested that Overlandlord consent to a second sublease (the “PPM Sublease”) with PP Manufacturing Corporation (“PPM”) and the space covered under the PPM Sublease includes the so-called “Tertiary Space” which Subtenant has the right to sublease under the Sublease. The space (the “PPM Sublease Space”) included under the PPM Sublease represents the balance of the Premises leased under the Original Overlease and includes HVAC, electric, gas, water and other equipment which serves the premises subleased by Subtenant under the Original Sublease. The PPM Sublease Space also includes the utility/maintenance room (i.e. the Utility Room as defined in the First Amendment to Sublease, as such term is hereinafter defined), the Utility Systems (as defined in the Sublease) which serve the space under the Sublease (as said term is hereinafter defined).

F. Concurrently herewith, Sublandlord and Subtenant are entering into a First Amendment to Sublease (the “First Amendment to Sublease”), a copy of which is attached hereto as Exhibit A-l (the Original Sublease, as amended by the First Amendment to Sublease is hereinafter called the “Sublease”) and a First Amendment to Leasehold Lease (the “Leasehold Lease First Amendment”), a copy of which is attached hereto as Exhibit A-1 (the Original Leasehold Lease as amended by the Leasehold Lease First Amendment is hereinafter called the “Leasehold Lease”). The premises subleased to Subtenant under the Sublease by virtue of the First Amendment to Sublease excludes the Tertiary Space from the premises under the Original Sublease and the premises leased under the resulting Sublease is hereinafter called the “Sublease Premises”.

G. In connection with the foregoing, the Overlandlord and Sublandlord are entering into the Sixth Amendment.

H. Sublandlord and Subtenant have presented the fully executed First Amendment to Sublease and the Leasehold Lease First Amendment to Overlandlord for Overlandlord’s review and approval.

Agreements

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Amendments To The Original Consent

Exclusive Of The Original General Conditions

1. Overlandlord hereby consents to the execution and delivery of the First Amendment to Sublease and the Leasehold Lease First Amendment upon, and subject to, the terms and conditions set forth in the Original Consent, as modified by this First Amendment (the Original Consent, as modified by this First Amendment is hereinafter referred to as the “Consent”).

2. Sublandlord and Subtenant hereby acknowledge receipt of this First Amendment and further acknowledge that Overlandlord’s consent contained herein is subject to such Consent (including, without limitation, this First Amendment) and to all of the other terms of the Consent, and that in the event of a conflict between (a) the Consent (including, without limitation, this First Amendment) and (b) the Sublease or any other agreement by and between Sublandlord and Subtenant including, without limitation, the Leasehold Lease, the Consent, including, without limitation, this First Amendment, shall control.

3. Paragraph 3 appearing on Page 2 of the Original Consent (such Paragraph 3 begins “Notwithstanding anything contained in the Sublease to the contrary” is hereby deleted and the following is substituted therefor: “Notwithstanding anything contained in the Sublease or the Original Consent to the contrary, as a result of the subletting of the Subleased Premises to Subtenant and the Additional Rent payable under the Sublease as the result of the Leasehold Lease, Overlandlord is entitled to receive the amounts (the “Sublease Overages”) set forth in Exhibit B to this First Amendment from Sublandlord pursuant to the last sentence of Section 9.13(a) of the Overlease. Such Sublease Overage is considered Additional Rent under the Overlease and shall be paid by Sublandlord to Overlandlord as Additional Rent under the Overlease on or before the first (1st) day of each and every calendar month. The Sublease Overage is subject to increase upon any increase in the rent payable under the Sublease and/or the Leasehold Lease from time to time (whether due to increased rates or additions to the Subleased Premises or equipment demised under the Sublease and/or the Leasehold Lease from time to time). In the event that the Overlease is terminated, Overlandlord shall be entitled to continue to receive all such Sublease Overages from amounts payable under the Leasehold Lease and, upon notice from Overlandlord to Subtenant, Subtenant shall thereafter make all such Sublease Overage payments directly to Overlandlord and such Sublease Overage payments shall be credited against such Additional Rent otherwise payable by Sublandlord in accordance herewith but shall not be credited against any Annual Fixed Rent, Escalation Payments or other Additional Rent, sum or damages due under the Overlease. Upon termination of the Overlease, if Overlandlord makes the Election (as said term is hereinafter defined) the Sublease Overage amount shall be payable to Overlandlord by Subtenant as Additional Rent under the Sublease, as modified by the Consent (including, without limitation, this First Amendment).”

4. In no event shall Sublandlord or Subtenant remove any of the Yield Up Equipment described in Exhibit N of the Overlease from the Original Premises or Property upon expiration or earlier termination of the Sublease Term.

5. Paragraph 5 appearing on Page 2 of the Original Consent (not Paragraph 5 of the Original General Conditions) is hereby deleted.

6. All references in the Sublease to the Prime Lease shall mean the Prime Lease (as defined therein), as amended by the Sixth Amendment.

7. The term “Antigenics Leasehold Lease” as used in the Original Consent means the Antigenics Leasehold Lease referred to in Paragraph 10 of the Sublease and attached to the Sublease as Exhibit C thereto, a true copy of which is attached to the Original Consent as Exhibit C to the Sublease attached thereto. In addition, the Equipment Lease referred to in the Original Consent is, in fact, the Antigenics Leasehold Lease and both the Equipment Lease and the Antigenics Leasehold Lease are referred to in this First Amendment as the Original Leasehold Lease.

ARTICLE II

Amendments to the Original General Conditions of

Original Consent to Sublease

1. Paragraph 3 of the Original General Conditions, including, without limitation, subparagraphs 3 (a) and 3(b) is hereby deleted in its entirety and the following is substituted therefor:

“3. (a) In the event of Overlease Termination (as hereinafter defined) prior to the expiration or earlier termination of the Sublease, Overlandlord may (but shall not be required to), at its sole discretion and election (the “Election”), by written notice to Subtenant within one hundred twenty (120) days (the “Election Period”) after Overlease Termination require Subtenant to be bound by and agree to perform Subtenant’s obligations under the Sublease directly to and for the benefit of Overlandlord as if the Sublease (as modified by the Consent, including, without limitation, this First Amendment) were a direct agreement between Overlandlord and Subtenant. If Overlandlord gives such Election as provided herein, Subtenant shall be entitled to occupy the premises (the “Sublease Premises”) leased pursuant to the Sublease (as modified by the Consent, including, without limitation, this First Amendment) and shall be automatically (without further act or deed) obligated to Overlandlord to perform all obligations of the Subtenant under the Sublease (as modified by the Consent, including, without limitation, this First Amendment) directly to and for the benefit of Overlandlord as if the Sublease (as modified by the Consent, including, without limitation, this First Amendment) were a direct agreement between Overlandlord and Subtenant, but such Election shall not relieve Sublandlord from any liability to Overlandlord under the Overlease. In the event of such Election by Overlandlord, Subtenant agrees to execute and deliver at any time and from time to time, upon request of Overlandlord, any instruments as Overlandlord may elect to require to confirm the agreements of Subtenant hereunder. In the event Overlandlord makes such Election, (1) Overlandlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Sublandlord, (iv) be bound to honor any rights of Subtenant in any security deposit, letter of credit or advance rent made with or paid to Sublandlord by Subtenant except to the extent Sublandlord has specifically assigned and turned over such security deposits and advance rent to Overlandlord, (v) be bound to honor any exercise of any Option to Extend, if any, or to renew the term of the Overlease, if any, (vi) be bound by any Right of First Offer or other Offer rights or other similar provisions, if any, set forth in the Overlease, (vii) be bound by any free rent periods or reduced rent periods, if any, set forth in the Sublease or Overlease (nor shall Subtenant have the benefit thereof), (viii) have any obligation or liability to Subtenant in any way related to any arrangements made between Sublandlord and

Subtenant with respect to Subtenant’s use of any furniture, fixtures or equipment, owned, leased or otherwise provided or agreed to be provided by Sublandlord, (ix) have any obligation to the Subtenant under or with respect to (nor shall Subtenant have the benefit of) any of Excluded Provisions (as said term is hereinafter defined) or be obligated to make or provide any tenant improvements or other work in (or provide any work or other allowances to Subtenant with respect to) the Sublease Premises, (2) the Sublease and the term thereof shall not terminate or expire by virtue of any matter constituting Overlease Termination occurring prior to the date of such Election, including, without limitation, any termination of the term of the Overlease which occurs prior to or contemporaneously with the making of such Election, (3) the Overlandlord shall have no liability or responsibility to the Subtenant if PPM or any other present or future user, tenant, subtenant or occupant of the PPM Space fails to permit Subtenant access to any of the PPM Space, including, without limitation, the restrooms, corridors or Utility Service Area (as defined in the First Amendment to sublease), (4) Overlandlord shall have the benefit of all reservations and rights granted or reserved to the Overlandlord under the Overlease and shall also have the right (but not the obligation) to enter upon the premises subleased under the Sublease (the “Sublease Premises”) to make such repairs and alterations to the heating, ventilating, electric, water, gas, telephone, and other utilities and lines which serve other areas of the Building and/or serve, or will serve, any other space, user, tenant or occupant located, or to be located, on any other portion of the floor or floors on which the Sublease Premises are located or which are located elsewhere in the Building, but, in excising rights under this clause (4), Overlandlord will use good faith efforts to minimize interference with Subtenant’s use of the Sublease Premises, (5) Overlandlord shall (if and only if it makes the Election), subject to all the terms and provisions of the Consent (including, without limitation, Paragraphs 3 (a) through and including 3(f) of this First Amendment and Paragraph 10 of the General Conditions) and so long as no default on the part of the Subtenant shall have occurred under the Sublease (as modified by the Consent, including, without limitation, this First Amendment) perform all obligations of the Sublandlord under the Sublease (as modified by the Consent, including, without limitation, this First Amendment) which first arise from and after the date of the Election, directly to and for the benefit of the Subtenant as if the Sublease (as modified by the Consent, including, without limitation, this First Amendment) were a direct agreement between Overlandlord and Subtenant, (6) Overlandlord shall have no obligation or liability to Subtenant on account of any failure of the Sublease Premises to comply with any applicable laws, ordinances, rules or regulations, including without limitation, the so-called “Americans With Disabilities Act” and (7) Overlandlord shall have no obligation to maintain, repair or replace any HVAC, electric or other systems or equipment nor provide any services, in any such case, except as expressly provided in the Overlease, but, if Overlandlord so elects, Overlandlord shall have the right to enter into the Sublease Premises and perform such repairs, maintenance, alterations and additions to any Utilities (including, without limitation, HVAC systems) located within the Sublease Premises which serve (now or in the future) any other space or area within the Building, but, in exercising rights under this clause (7), Overlandlord will use good faith efforts to minimize interference with Tenant’s use of the Sublease Premises.

As used herein, the term “Excluded Provisions” shall mean the Excluded Provisions of the Sublease and the Excluded Provisions of the Overlease, as such terms are hereinafter defined. The following provisions are the Excluded Provisions of the

Sublease: (A) Sections d, e and f of Section 2 (which Section 2 is entitled “Prime Lease”); (B) the third sentence in Section 8 (which Section 8 is entitled “Condition of Subleased Premises”) and which begins “Notwithstanding the above, Sublessor hereby agrees” and through the end of clause d of that sentence (it being understood that Overlandlord shall have no responsibility for the Sublessor Tasks referred to in the sublease) (C) the following provisions of Section 9 (entitled “Obligation to Provide and Maintain Services): 9.a, 9.a.i, 9.a.ii, 9.a.iii, 9.a.iv (except that the Tenant’s Utility Charge shall be subject to increase based on any change in use or percentage of office and laboratory space of the Sublease Premises or an increase in the actual rates charged to Overlandlord by the utility providers), 9.a.iv, 9.a.v (except that failure to pay Tenant’s Utility Charge when due shall constitute a Monetary Default under Paragraph 14 of the Sublease), 9.a.vi, 9.a.vii and 9.a.viii, 9.b.i, the balance of 9.b.ii after the word “(“Acceptance”)”, the balance of 9.c. following the words “Premises leased by the Sublease (it being further agreed that the term “Utility Rates” shall be deemed to mean Tenant’s Utility Charge”); (D) Section 10 (which Section 10 is entitled “Antigenics Leasehold Lease”); (E) Paragraph c. of Section 11 entitled “Right to Sublease Premises”; (F) Section 12 (which Section is entitled “Assignment and Subletting”) except the sentence which commences “Sublessee agrees to pay all of Sublessor’s reasonable attorneys’ fees”; (G) in Section 17, the Overlandlord’s address for notices is as set forth in the Overlease Lease; (H) the Sublessor’s agreements and obligations under Section 18 entitled “Brokerage Commission”; (I) Section 20 entitled “Sublessor’s Representations and Warranties; (J) Section 21 entitled “Arbitration”; (K) Section 23 entitled “Covenant of Quiet Enjoyment”; (L) the first sentence of Section 24.a to the extent it does not include the Consent, including, without limitation, this First Amendment; (M) Section 26 (added by the First Amendment to Sublease) entitled “Leased Premises Monitoring System”; (N) any provision of the Sublease which requires (i) the provision of any equipment, services or utilities which are not expressly required to be provided by Overlandlord under the terms of the Overlease or (ii) any maintenance, repair or replacement or other obligation which is not required of the Overlandlord under the Overlease.

The following provisions are the Excluded Provisions of the Overlease: (A) Any obligation to provide meters for electricity or other utilities, (B) Exhibit A (Plan of Premises), (C) Section 2.3(c) (re-measurements), (D) Section 3 (Commencement Date; Improvements) exclusive of (i) Section 3.7(b) (installations), (ii) Section 3.8 (general provisions) and (iii) the last sentence of Section 3.10 (Changes in Building or Lot), each of which Sections 3.7(b) and 3.8 and the last sentence of Section 3.10 are incorporated into the Sublease, (E) the first sentence of Section 8.3 (Electricity, Water and Gas), (F) Section 8.7 (Representations), (G) 13.6 (Brokerage), (H) 13.8 (Security Deposit) and 13.12 (Landlord’s Holdover Contribution); (I) Exhibit D (Building Construction Work), Exhibit E (Tenant’s Plans and Specifications), Exhibit G (Option’to Extend, Right of First Offer), and Exhibit J (Plan of First Offer Space), (J) the definitions “Landlord’s Construction Representative”, “Tenant’s Construction Representative”, “Anticipated Term Commencement Date, “Commencement Date”, “Landlord’s Holdover Contribution” and “Tenant’s Access Date” in Section 1; and such other definitions in Section 1 and such other terms of the Prime Lease as are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease or this Consent.

Sublandlord hereby agrees that in the event of Overlease Termination (and provided Overlandlord makes the Election) and subject to the provisions of Section 3(b) hereof, at Overlandlord’s request, Sublandlord shall immediately pay or transfer to Overlandlord any security deposits (whether in the form of cash or letter of credit), rent or other sums then held by Sublandlord in connection with the subleasing of the Sublease Premises. Such security deposit may be applied by Overlandlord pursuant to the terms of the Sublease (as amended by this Consent) in the event of any holding over or other default by the Subtenant after an Overlease Termination and, in such case, without limiting the generality of the foregoing, it is agreed and understood that in the event of a default of the Subtenant under the Sublease (as amended by this Consent), Overlandlord may use, apply or retain the whole or any part of the security deposit to the extent it may so elect for the payment of any rent, additional rent or other sum which Overlandlord may expend or be entitled to the payment of, by reason of, or in connection with, any default of Subtenant under the Sublease (as amended by this Consent) or this Consent or any failure of Subtenant to pay, perform or observe any term, covenant, condition or provision of the Sublease (as amended by this Consent) or this Consent, including, without limitation, any late charges, interest payments or any damages or deficiency in the reletting of the Sublease Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Overlandlord, all holdover rent and charges and any and all sums, amounts and obligations set forth in Section 11 of the Overlease and/or Section 14 of the Sublease (but in no event shall Overlandlord have any obligation to (for purposes of this Paragraph) provide Subtenant any notice, written or otherwise to establish a Default of Subtenant or Event of Default or default under the Sublease (as amended by this Consent) or otherwise given any written notice in order to draw upon any letter of credit or cash or other form of security deposit). Subtenant hereby agrees that under no circumstances whatsoever shall Overlandlord be held in any way responsible or accountable for any security deposit, letter of credit or any sums paid or delivered by Subtenant to Sublandlord unless and until and to the extent that Overlandlord has actually received such Subtenant’s security deposit from Sublandlord (designated as such) to be held and applied as the Subtenant’s security deposit under the Sublease, and Subtenant shall have no claim to any security or other deposit made by Sublandlord under the Overlease. If Sublandlord does turn over the security deposit to Overlandlord and the security deposit is in the form of a letter of credit, Subtenant shall, within thirty (30) days of request by Overlandlord, provide Overlandlord (at Subtenant’s sole expense) an amendment to the existing letter of credit under the Sublease (a true copy of which letter of credit is attached hereto as Exhibit A) substituting Overlandlord as the beneficiary thereunder, substituting Overlandlord for Sublandlord thereunder, modifying Paragraph 2(A) of such letter of credit to refer to the Sublease, as amended by the Consent, and such other changes as Overlandlord may require (other than the amount) so that such letter of credit will be available to be drawn upon by Overlandlord under the terms of this Consent, all in form and substance satisfactory to Overiandlord). If Sublandlord does not deliver any security deposit (whether cash or letter of credit) to Overlandlord within thirty (30) days after the making of an Election by Overlandlord, then Subtenant shall within fifteen (15) days after request deliver to Overlandlord the security deposit (whether in the form of cash or letter of credit) in the form and amount required under the Sublease which shall then serve as the Subtenant’s security deposit under the Sublease. Overlandlord may commingle any such security deposit with other funds of Overlandlord and shall have no obligation to pay any interest thereon. If Overlandlord makes the Election, the Subtenant’s liability under the Sublease (as amended by this Consent) shall not be limited to the amount of the security deposit and if Overlandlord applies all or any portion of the Subtenant’s security deposit to cure a default of the Subtenant, the Subtenant shall immediately pay to the Overlandlord such amount as is necessary to fully restore all amounts so applied by Overlandlord.

(b) Overlease Termination. As used in the General Conditions, the term “Overlease Termination” means any event, which by voluntary or involuntary act or by operation of law, causes the Overlease to be terminated, expire, or be canceled including, but not limited to: (1) the termination of Sublandlord’s leasehold estate by dispossession proceeding or otherwise and (2) termination of the Overlease in accordance with its terms. If the Overlease and/or Sublease (as the case may be) are rejected or disaffirmed pursuant to Section 365 of the United States Bankruptcy Code as amended, or any future amendment thereto or any successor or replacement statute or any other provision of the present or any future Bankruptcy Code, for purposes of this Consent at the option of Overlandlord, Overlease Termination will not be deemed to have occurred until Overlandlord terminates the Overlease. Rejection of the Overlease or Sublease (as the case may be) in any such bankruptcy proceeding shall not reduce, impair or diminish Overlandlord’s rights hereunder nor release Subtenant from, or reduce, impair or diminish Subtenant’s obligations under, any of the terms and provisions of this Consent or the Sublease.

(c) Extension of Election Period. The Election Period may, at the option of Overlandlord exercisable by reasonably prompt written notice of the exercise of such option from Overlandlord to Subtenant, be extended for a period of thirty (30) days beyond expiration of the period of any automatic stay under applicable Bankruptcy Law, injunctions or court orders or the like. In no event shall Subtenant have the right to claim that the Overlease or Sublease has been terminated by operation of law or any other reason (except as a result of the giving of written notice of termination of the Sublease by Overlandlord after Overlandlord has made an Election) unless Subtenant shall have given Overlandlord written notice (“Subtenant’s Notice”) of such termination and Overlandlord shall have failed to give Subtenant written notice making the Election (if it has not already made such Election) within thirty (30) days after receipt of such Subtenant’s Notice (and, in all events, subject to extension as provided in the first sentence of this Paragraph 3(c)).

(d) Utilities. Subtenant acknowledges that both Subtenant and Overlandlord have been advised by Sublandlord that electricity, water, gas, heating, ventilating and air conditioning (collectively, the “Utilities”) serving the Sublease Premises may, in some cases, be separately metered as to the Sublease Premises and, in other cases, may be metered in common with Utilities which serve the entire Premises under the Overlease or parts of the Premises under the Overlease which do not include the Sublease Premises (the portion of the entire Premises under the Overlease, exclusive of the Sublease Premises is hereinafter called the “Remaining Premises”). Subtenant acknowledges that Overlandlord shall have no responsibility to Subtenant with respect to the accuracy of such advice by Sublandlord and Landlord shall have no obligation to Subtenant to install any meters for any Utilities serving the Sublease Premises, at any time, whether before or after the making of an Election. If Landlord makes the Election, then, for and with respect to periods subsequent to such date, the following terms shall apply:

(i) Subtenant shall pay to Overlandlord monthly within ten (10) days of being billed therefor, as additional rent, a sum equal to Tenant’s Utility Charge (as said term is hereinafter defined).

As used herein, the term “Tenant’s Utility Charge” shall mean an amount equal to the product obtained by multiplying (a) the total utility charges (the “Total Utility Charges”) for the entire area (the “Common Utility Area”) which presently constitutes the entire Premises under the Overlease as measured by the Common Utility Meters by (b) the Tenant’s Utility Percentage. As used herein, the term “Common Utility Meters” shall mean those meters which measure the use, demand and/or consumption of Utilities serving all or any part of the Common Utility Area. As used herein, the term “Tenant’s Utility Percentage” shall mean a fraction, the numerator of which shall be the rentable square footage of the Sublease Premises (namely, 19,888 rentable square feet) as set forth in the Sublease and the denominator of which shall be the rentable square footage of the Common Utility Area, namely, approximately 41,020 rentable square feet; provided, however, that if one hundred (100%) percent of the rentable square footage in the Remaining Premises is not leased and occupied during any particular period for which Tenant’s Utility Charge is payable, then the denominator used in calculating Tenant’s Utility Percentage (and Tenant’s Utility Charge) for such period shall be the sum of (a) rentable square footage in the Remaining Premises which is in fact leased and occupied during the same applicable period plus rentable square footage of the Sublease Premises (namely, 19,888 rentable square feet). If in Overlandlord’s judgment, Subtenant’s use of electricity in the Sublease Premises is in excess of normal office usage (or, in the case of the Subtenant’s laboratories, normal laboratory usage) or in excess of the amount otherwise includable in Tenant’s Utility Charge or shall result in an additional burden on the Building’s utility systems or additional cost on account thereof, as the case may be, Subtenant shall upon demand reimburse Overlandlord for all additional costs related thereto. Overlandlord, at Subtenant’s expense, shall replace and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Sublease Premises. All such replacements shall be of a type, color and size as shall be designated by Landlord. Landlord shall not in any way be liable or responsible to Subtenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant’s requirements.

(ii) Overlandlord shall, from time to time, also have the right elect to require Subtenant to directly pay the utility company providing the same (or, at Overlandlord’s election, reimburse Overlandlord, within ten (10) days after demand) for all Utility. Charges which now or hereafter are separately metered as to the Sublease Premises only, in which event, such separately metered charges shall not be included in the Total Utility Charges used in determining Tenant’s Utility Charge. Landlord also reserves the right to elect, from time to time, to install meters and related equipment in order to separately meter all or any part of the Utility use, consumption and/or demand allocable to the Sublease Premises at Subtenant’s sole cost and expense and, in such case, from and after such installation, Tenant shall pay all charges as measured through such meters directly to the Utility which provides such service and such separately metered charges so paid by Subtenant shall not be included in the Total Utility Charges for purposes of determining the Tenant’s Utility Charge payable by Subtenant.

(iii) Subtenant acknowledges that the Operating Cost Escalation (as such term is defined in the Overlease) under the Overlease which constitutes part of the Additional Rent Subtenant is obligated to pay under the Sublease, and Subtenant’s share thereof under the Sublease, also include, utility costs for the Property (as such term is defined in the Overlease) which are payable by Subtenant as part of the Operating Cost Escalation included within Subtenant’s Additional Rent obligation under the Sublease, in addition to the Tenant’s Utility Charges. In addition, notwithstanding that Exhibit B to the Sublease sets forth specific amounts for so-called “CAM Escalations” and “RE Tax Escalations”, the amounts of such CAM Escalations and RE Tax Escalations which are payable by Subtenant as Additional Rent under the Sublease are subject to increase from time to time as Landlord’s Operating Costs and the Real Estate Taxes (as such terms are defined in the Overlease) increase, all in accordance with the provisions of the Overlease. If Overlandlord makes the “Election”, the terms “Tenant’s Proportionate Share” (as defined in the “Overlease”) and the term “Sublessee’s Proportionate Share (as defined in the Sublease) shall mean 17.12% so that Subtenant’s Real Estate Tax Escalation and Operating Cost Escalation will be calculated using 17.12% of such costs for the entire Property.

(e) Some portion of the Utility Systems (as said term is defined in the Sublease) as well as some of the equipment through which the Utility Services (as said term is defined in the Sublease) are provided may be located within the Sublease Premises and some is located in the PPM Space. Subtenant agrees that it will not remove any Utility Related Equipment (as said term is hereinafter defined), any of what may constitutes Landlord’s Retained Property under the Overlease, from the Sublease Premises prior to expiration of the term of the Sublease unless it concurrently replaces the same with equipment of equal utility and value and which will continue to provide all of the Utility Services required under the Sublease or as may be necessary or required to operate any HVAC, electric, water or gas or other utility systems which serve parts of the Remaining Premises or which serve the Utility Systems within the Sublease Premises or the PPM Space. As used herein, the term “Utility Related Equipment” shall mean any HVAC, water, electric, gas, telephone, plumbing, Tel/Data and other utility equipment and lines which serve or are related to services to provided under the Sublease or service within or serving any part of the Remaining Premises.

Further, Subtenant will not alter or modify any of the Utility Related Equipment or any other systems involved in Utilities which serve or affect the Sublease Premises or Remaining Premises or any of what may constitute Landlord Retained Property without the prior written consent of the Landlord which consent will not be unreasonably withheld, conditioned or delayed and will permit Overlandlord and its representatives and designees (if Overlandlord should so elect) access to the Sublease Premises for the purpose of maintaining, repairing and replacing any Utility Systems and Utility services and/or for the purposes of separating Utilities and metering and/or check metering the same (it being agreed that Overlandlord has and will have, no obligation to do any of the foregoing) (but, in the exercise of rights under this sentence, Landlord will use good faith efforts to minimize interference with Tenant’s use of the Sublease Premises).

In addition, upon expiration or early termination of the Sublease, at the option of Overlandlord, Subtenant shall leave on the Sublease Premises and transfer and assign to Overlandlord or its designee such of the Landlord’s Retained Property and such of the Utility Related Equipment as Overlandlord may elect to retain. Subtenant agrees to consult with Overlandlord concerning the foregoing (and also concerning all Utility metering issues) from time to time as Overlandlord may require.

Nothing contained in this Consent shall be deemed to imply or require that Overlandlord has any obligation to provide, repair, maintain or replace any HVAC or other Utility Systems or Utility Services or the Utility Related Equipment or Landlord’s Retained Property or other Utility equipment or lines either under the Sublease or the PPM Sublease.

(f) In no event shall Overlandlord have any liability or responsibility to Sublandlord or Subtenant for any act or omission of PPM or any other tenant, subtenant, person or entity within or with respect to the Sublease Premises or any Utilities or systems or equipment therein or in the PPM Space or providing service thereto nor on account of any of the rights of PPM under the PPM Sublease.

ARTICLE III

Miscellaneous

1.	As a condition to the effectiveness of the within First Amendment, as additional rent under the Overlease, Sublandlord shall, within ten (10) days after invoice, reimburse Overlandlord for all costs and expenses including without limitation, attorneys fee sustained or incurred by Overlandlord in connection with Sublandlord’s request for Overlandlord’s consent to the execution and delivery of the First Amendment to the Sublease including, without limitation, review of the Sublease, the Original Consent, the Overlease and preparation and negotiation of this First Amendment, the Sixth Amendment and all matters related thereto.

2.	Submission of this document to the Sublandlord and/or the Subtenant shall have no binding effect and shall not be deemed or construed to mean that Overlandlord has consented or will consent to the subletting contemplated by the Sublease. Execution of this First Amendment by Sublandlord and/or Subtenant and delivery thereof to Overlandlord shall similarly have no binding effect unless and until Overlandlord has approved, executed and delivered this First Amendment to both Sublandlord and Subtenant. In submitting this document to Sublandlord and/or Subtenant, Overlandlord hereby reserves any and all rights, privileges and protections afforded to Overlandlord under the Overlease and the Original Consent, at law and in equity.

3.	Sublandlord was incorrectly identified in the Original Consent, Original Sublease and Original Leasehold Lease as “Antigenics, Inc.”. No comma should appear in the name of the Sublandlord and Sublandlord is correctly identified in this First Amendment.

Except as amended and modified hereby, all the terms, covenants and provisions of the Original Consent and the Original General Conditions are hereby ratified and affirmed.

[Remainder of Page Intentionally Left Blank]

EXECUTED under seal as of the date first written above.

OVERLANDLORD:		SUBLANDLORD:

NDNE 9/90 Corporate Center LLC		Antigenics Inc.

By:	NDNE 9/90, INC.

Its:	MANAGER

By:	/s/ [Illegible]	By:	/s/ Jeff Clark

Its:	Exec VP	Its:	CFO
	hereunto duly authorized		hereunto duly authorized

SUBTENANT:

GTC Biotherapeutics, Inc.

		By:	/s/ John B. Green

		Its:	SVP and CFO
hereunto duly authorized

NDNE0108

March 10, 2004

EXHIBIT A

Letter of Credit Furnished to Sublandlord by Subtenant

as Security Deposit under Sublease

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB02IS4413

DATE: JULY 18, 2002

BENEFICIARY:

ANTIGENICS, INC.

34 COMMERCE WAY

WOBURN, MA 01801

AS “SUBLANDLORD”

APPLICANT:

GTC BIOTHERAPEUTICS, INC.

175 CROSSING BLVD., SUITE 410

FRAMINGHAM, MA 01702

AS “SUBTENANT

AMOUNT: US$200,000.00 (TWO HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: JULY 18, 2003

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB02IS4413 IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A)	“THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US AS A RESULT OF AN EVENT OF DEFAULT BY APPLICANT WITH RESPECTS TO ONE OR MORE OF THE TERMS OF THAT CERTAIN ANTIGENCIS LEASEHOLD LEASE AGREEMENT BY AND BETWEEN BENEFICIARY, AS SUBLANDLORD, AND APPLICANT, AS SUBTENANT.”

OR

(B)	“WE HEREBY CERTIFY THAT WE HAVE RECEIVED WRITTEN NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NO. SVB02IS4413 WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

3003 TASMAN DRIVE | SANTA CLARA, CA, U.S.A. 95054 | www.svb.com

PHONE: 408-654-7400 | DIRECT LINE: 408-654-7736 | FAX: 408-496-2418 OR 408-969-6510

SWIFT ADDRESS SVBKU6S / TELEX NO. 6732567 / ANSWERBACK SVBTF

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB02IS4413

DATED JULY 18, 2002

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND DECEMBER 31, 2006.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, WITH THE PAYMENT OF OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00). THE TRANSFEREE FEE WILL BE PAID BY THE BENEFICIARY.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M.CALIFORNIA TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO; (408) 654-7120 OR (408) 654-3052), ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER Of CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE. PUBLICATION NO. 500.

/s/ Evelio G. Barairo	/s/ Cesar Agoncillo
Evelio G. Barairo	Cesar Agoncillo

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

3003 TASMAN DRIVE | SANTA CLARA, CA, U.S.A. 95054 | www.svb.com

PHONE: 408-654-7400 | DIRECT LINE: 408-654-7736 | FAX: 408-496-2418 OR 408-969-6510

SWIFT ADDRESS SVBKU6S / TELEX NO. 6732567 / ANSWERBACK SVBTF

EXHIBIT “A”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE:	STANDBY LETTER OF CREDIT NO. SVB02IS4413 ISSUED BY SILICON VALLEY BANK. SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED. THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS Of THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER. ALL RIGHTS Of THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED-HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE

3003 TASMAN DRIVE | SANTA CLARA, CA, U.S.A. 95054 | www.svb.com

PHONE: 408-654-7400 | DIRECT LINE: 408-654-7736 | FAX: 408-496-2418 OR 408-969-6510

SWIFT ADDRESS SVBKU6S / TELEX NO. 6732567 / ANSWERBACK SVBTF

EXHIBIT “B”

DATE: _______________	REF.NO. _____________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$ ________________________________

USDOLLARS

_________________________________________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED .

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

ALICA DA LUZ: 408-654-7120

CESAR AGONCILLO: 408-654-3052

Exhibit A–1

FIRST AMENDMENT TO SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made as of MARCH 16, 2004, by and between Antigenics Inc. (“Sublessor”), a Massachusetts corporation formerly known as Aquila Biopharmaceuticals, Inc. with an address of 3 Forbes Road, Lexington, Massachusetts 02421 and which is a wholly-owned subsidiary of Antigenics Inc., a Delaware corporation, and GTC Biotherapeutics, Inc. (“Sublessee”), a Massachusetts corporation, whose mailing address is 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702.

W I T N E S S E T H:

WHEREAS, Sublessor and Sublessee entered into a Sublease dated July 16, 2002 (the “Sublease”);

WHEREAS, Sublessor and Sublessee desire to amend the Sublease to delete Sublessee’s option to sublease the “Tertiary Space” (as defined in the Sublease) and otherwise as provided below.

NOW THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Sublessor and Sublessee do hereby agree as follows:

1. Amendment of Third Whereas Clause. The third Whereas clause of the Sublease is deleted in its entirety.

2. Amendment to Section 1(i). The definition of Sublease Termination Date in Section 1(i) of the Sublease is deleted in its entirety and replaced with the following: “subject to Section 25 hereof, September 30, 2010.”

3. Amendment of Section 1(j). Section 1(j) of the Sublease is deleted in its entirety and replaced with the following: “the Subleased Premises consists of the Primary Space and the Secondary Space as shown on the sketch plan attached hereto as Exhibit A attached hereto.”

4. Amendment of Sections 1(n) and 1(o). Sections 1(n) and 1(o) of the Sublease are hereby deleted in their entirety.

5. Amendment of Section 4(b). Section 4(b) of the Sublease is amended by adding the words “or Sublessor may” after the second occurrence of the words “Additional Rent,” in the second sentence thereof.

6. Amendment of Section 5(a). Section 5(a) of the Sublease is deleted in its entirety and replaced with the following: “be in the stated original amount of not less than Two Hundred Thousand and 00/00 Dollars ($200,000.00);”

7. Amendment of Section 8. The third sentence of Section 8 is amended by deleting the phrase “, including the Tertiary Space,”.

8. Amendment of Section 9(a). Section 9(a) of the Sublease is amended by (a) adding the words “At all times during the term of the Sublease,” at the beginning thereof; (b) adding the phrase “or cause to be provided” after the word “provide” in the first line thereof and by deleting the phrase “which are located in the Tertiary Space” and replacing it with the following: “that are located in the utility equipment area as shown on Exhibit A-1 attached hereto (the “Utility Equipment Area”) in the second line thereof.

9. Amendment of Section 9(a)(i). Section 9(a)(i) of the Sublease is amended by adding the phrase “or cause to be provided” after the word “provide” in the second line thereof.

10. Amendment of Section 9(a)(ii). Section 9(a)(ii) of the Sublease is deleted in its entirety.

11. Amendment of Section 9(a)(iii). Section 9(a)(iii) of the Sublease is amended by adding the phrase “or cause to be provided” after the word “provide” in the first line thereof and by deleting the phrase “utility/maintenance room located in the Tertiary Space” with the following: “Utility Equipment Area”.

12. Amendment of Section 9(a)(v). The first sentence of Section 9(a)(v) of the Sublease is amended by deleting the phrase “ Utility Services Termination Date” and replacing it with: “Sublease Termination Date” each time it appears.

13. Amendment of Section 9(a)(vii). The first sentence of Section 9(a)(vii) of the Sublease is amended by deleting the phrase “utility/maintenance room in the Tertiary Space at its sole cost and expense until the Utility Services Termination Date” and replacing it with the following: “utility/maintenance room in Utility Equipment Area at its sole cost and expense until the Sublease Termination Date”.

14. Amendment of Section 9(a)(viii). Section 9(a)(viii) of the Sublease is amended by deleting the phrase “the earlier of the Sublease Termination Date or the Sublessee’s occupancy of the Tertiary Space” with the following: “the Sublease Termination Date”.

15. Section 9(b)(iii). Section 9(b)(iii) is deleted in its entirety.

16. Section 9(b)(iv). The second sentence of Section 9(b)(iv) is deleted in its entirety.

17. Heading for Section 11 and Sections 11(a) and 11(b). The heading of Section 11 is deleted in its entirety and is replaced with the following: “Right to the Subleased Premises.” The first sentence of Section 11 and Sections 11(a) and 11(b) are deleted in their entirety.

18. Amendment of Section 14(a). Section 14(a) of the Sublease is amended by deleting the words “Default, as defined in Section 11 of the Prime Lease,” and replacing them with the word “default under the Prime Lease”.

19. Section 17. The second sentence of Section 17 is amended by deleting the phrase “at 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Mr. Neal Gordon” and replacing it with the following: “at 3 Forbes Road, Lexington, Massachusetts 02421, Attention: SVP of Operations”.

20. Section 18. The third sentence of Section 18 is deleted in its entirety.

21. Section 25. A new Section 25 is added to the Sublease as follows: “Early Termination”. Sublessee shall have the right to terminate this Sublease provided Sublessee shall satisfy the following conditions precedent: (i) there shall be no default or event of default beyond any applicable grace and/or cure period pursuant to Section 14 of this Sublease at the time Sublessee exercises its right to terminate this Sublease or upon the date of termination, (ii) Sublessee shall give Sublessor with written notice of its election to terminate this Sublease with such notice being given not later than July 1, 2006 and (iii) Sublessee has completely vacated the Subleased Premises and fulfilled its obligations under Section 16 hereof no later than midnight on December 31, 2006. Should Sublessee comply with the foregoing conditions precedent, the Sublease Termination Date shall be December 31, 2006, and this Sublease shall terminate effective at midnight on December 31, 2006. Should Sublessee fail to comply strictly with any of the foregoing conditions precedent, the rights of Sublessee under this Section 25 shall be null and void.

22. Section 26. A new Section 26 is added to the Sublease as follows: “Leased Premises Monitoring System”. Sublessor agrees that it shall, at Sublessor’s sole cost and expense, modify the Premises monitoring system for the Leased Premises in such a manner that Sublessee has an independent system located in the Subleased Premises to access data collected by the Premises monitoring system with respect only to the “former animal facility” located in the Subleased Premises, subject to receipt by Sublessor of the consent of Prime Lessor if such consent is required. The design of such modifications and the specifications for any equipment to be purchased and installed by Sublessor in connection with such modifications shall be subject to Sublessee’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Sublessor shall assign any warranties for the work performed in making such modifications and for any such equipment to Sublessee.

23. Amendment of Exhibit A. Exhibit A to the Sublease is deleted in its entirety and replaced with Exhibit A attached hereto.

24. Addition of Exhibit A-1. The Sublease is amended by adding Exhibit A-1 attached hereto to the Sublease.

25. Amendment of Exhibit B. Exhibit B to the Sublease is deleted in its entirety and replaced with Exhibit B attached hereto.

26. Broker. Sublessor and Sublessee each represent and warrant to the other than it has not dealt with any broker in connection with this Amendment and will indemnify and hold harmless the other from and against any loss and expenses suffered by either of them as a result of such dealings with any broker.

27. Prime Lessor’s Consent. This Amendment shall be contingent upon the Sublessor’s receipt of the Prime Lessor’s written consent to this Amendment.

28. Confirmation. Except as amended hereby, the Sublease is hereby confirmed and continues in full force and effect.

29. Counterparts. This Amendment may be executed in one or more counterparts which together shall constitute one instrument.

30. Prior Sublandlord Work. Sublessee hereby acknowledges and confirms to Sublessor and Prime Lessor that all work and obligations of Sublessor under the Sublease with respect to the Subleased Premises to be performed on or prior to the date hereof has been fully performed to the satisfaction of the Sublessee as of the date hereof, except for the obligations in Paragraph 22 of this Amendment.

31. Name of Sublessor. In the Sublease and the Consent to Sublease, a comma was included in the name of the Sublessor in error. The comma in the name of the Sublessor under the Sublease and the Consent to Sublease is hereby removed, and the name Antigenics Inc. without a comma is hereby inserted as the correct name of the Sublessor in the Sublease and the Consent to Sublease.

32. Terms; Section References. Terms used herein and not defined herein are used herein as defined in the Sublease. References herein to Sections of the Sublease which use “()” to denote clauses refer to applicable sections of the Sublease even where such parentheses may not be used or “.” (or, at various points, “()” or “.”) are used instead in the Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this. Amendment as a sealed instrument, as of the date first above written.

SUBLESSOR:

Antigenics Inc., a Massachusetts corporation

By:	/s/ Jeff D. Clark
	Name:	Jeff D. Clark
	Title:	CFO

SUBLESSOR:

GTC Biotherapeutics, Inc.

By:	/s/ John B. Green
	Name:	John B. Green
	Title:	SVP and CFO

Exhibit A

Primary Space – Third Floor

[Floor plan graphic omitted as not material to investors.]

Exhibit A

Secondary Space – Second Floor

[Floor plan graphic omitted as not material to investors.]

EXHIBIT A-1

Sketch Plan

[Floor plan graphic omitted as not material to investors.]

Exhibit B

Antigenics Inc.

Sublease Agreement - Exhibit B

Updated: March, 2004

	Sq. Ft. Total	Sq. Ft. - Utilities Alloc.
		Office	Lab
Primary Space - Square Feet	11,852	8,891	2,961
Secondary Space - Square Feet	8,036	5,125	2,911

Total Square Feet	19,888	14,016	5,872

Base rent per sq ft @ 7/1/02	$21.38
Base rent per sq ft @ 9/1/02	$22.88
Base rent per sq ft @ 9/1/06	$24.38
Monthly 2002 CAM Escalation [1]	$6,347.58
Monthly 2002 RE Tax Escalation [1]	$4.834.68

[1]	annual escalation of CAM & RE Tax to be passed through to sub-lessee at appropriate % as invoiced by NDNE

Monthly Sub-lease Payments	Jul-Aug 2002	Sep-Oct 2002	Nov-Dec 2002	Jan-Dec 2003	Jan-Dec 2004	Jan-Dec 2005	Jan-Aug 2006	Sep-Dec 2006	Jan-Dec 2007	Jan-Dec 2008	Jan-Dec 2009	Jan-Sep 2010
Annual Fixed Rent (monthly installments)	$21,116.31	$22,597.81	$22,597.81	$37,919.79	$37,919.79	$37,919.79	$37,919.79	$40,405.79	$40,405.79	$40,405.79	$40,405.79	$40,405.79
CAM Escalation [1]	3,782.76	3,782.7	1,834.02	3,077.54	3,077.54	3,077.54	3,077.54	3,077.54	3,077.54	3,077.54	3,077.54	3,077.54
RE Tax Escalation [1]	2,881.17	2,881.17	1,396.89	2,344.03	2,344.03	2,344.03	2,344.03	2,344.03	2,344.03	2,344.03	2,344.03	2,344.03
Leasehold Improvements Allocations	—	—	9,231.61	17,533.00	17,533.00	17,533.00	17,533.00	17,533.00	17,533.00	17,533.00	17,533.00	17,533.00
Leasehold Improvements Allocations Reduction (2004 Amendment)	—	—	—	—	(2,500.00)	(2,500.00)	(2,500.00)	(2,500.00)	(2,500.00)	(2,500.00)	(2,500.00)	(2,500.00)
Utilities Allocalion [2]	4,531.62	4,531.62	4,531.62	8,925.12	9,639.13	10,410.26	11,243.08	12,142.53	13,113.93	14,163.04	15,296.08	16,519.77

Total Monthly Payments	$32,311.86	33,793.36	$39,591.95	69,799.47	68,013.48	$68,784.61	$69,617.43	$73,002.88	$73,974.28	$75,023.40	$76,156.44	$77,380.13

[1]	annual escalation of CAM & RE Tax to be passed through to sub-lessee at appropriate % as invoiced by NDNE

[2]	Utilities allocation charge calculated at $0.20/square foot for office and $0.93/square foot for laboratory

An inflationary factor of 8% is used for calculating annual increases and subject to adjustment based on actual rate increases of the Utility providers.

FIRST AMENDMENT TO LEASEHOLD LEASE

This FIRST AMENDMENT TO LEASEHOLD LEASE (this “Amendment”) is made as of MARCH 16, 2004, by and between Antigenics Inc. (“Lessor”), a Massachusetts Corporation with an address of 3 Forbes Road, Lexington, Massachusetts 02421 and which is a wholly-owned subsidiary of Antigenics Inc., a Delaware corporation, and GTC Biotherapeutics, Inc. (“Lessee”), a Massachusetts corporation, whose mailing address is 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a Leasehold Lease dated July 19, 2002 (the “Leasehold Lease”);

WHEREAS, Lessor and Lessee desire to amend the Leasehold Lease to delete Sublessee’s rights to lease equipment located in the “Tertiary Space” (as defined in the Leasehold Lease) and otherwise as provided below.

NOW THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby agree as follows:

1. Amendment of Second Whereas Clause. The second Whereas clause of the Leasehold Lease is deleted in its entirety and replaced with the following: “WHEREAS, Lessor and Lessee entered into a Sublease Agreement dated July 16, 2002, as amended by First Amendment to Sublease dated MARCH 16, 2004 (the Sublease Agreement, as amended, is referred to as the “Sublease”) for a portion of the Leased Premises (the “Subleased Premises”).”

2. Amendment of the First Paragraph of Section 1. The first paragraph of Section 1 of the Leasehold Lease (including subparagraphs (a), (b) and (c) is deleted in its entirety and replaced with the following: “This Leasehold Lease is for the term beginning on the Sublease Commencement Date and terminating on the Sublease Termination Date, unless earlier terminated as provided in Section 25 of the Sublease.”

3. Amendment of the Second Paragraph of Section 1. The second paragraph of Section 1 of the Leasehold Lease is amended by deleting the first sentence in its entirety and replacing it with the following: “During the term, Lessee agrees to pay to Lessor the monthly rental amounts set forth as the Leasehold Improvements Allocation, as adjusted by the Leasehold Improvements Allocation Reduction (2004 Amendment), in Exhibit B of the Sublease (the “Leasehold Rent”) on or before the first day of each month.”

4. Amendment of Section 2. The first and second sentences of Section 2 of the Leasehold Lease is amended by deleting the phrase “Primary Space, Secondary Space and the Tertiary Space” and replacing it with the phrase “Primary Space and Secondary Space”

each time they occur. The first sentence of Section 2 is amended by deleting the reference therein to “Exhibit B” and replacing it with a reference to “Exhibit A” attached hereto. The third sentence of Section 2 is deleted in its entirety and replaced with the following: “Lessor shall have no further obligations with respect to the Equipment after the Sublease Commencement Date.”

5. Amendment of Section 3 (a). Section 3(a) is amended by deleting the reference therein to “Exhibit B” and replacing it with a reference to “Exhibit A” attached hereto.

6. Amendment of Section 3 (d)(i). The first sentence of Section 3(d)(i) of the Leasehold Lease is amended by deleting the phrase “for the Primary Space, Secondary Space and Tertiary Space” and replacing it with the phrase “for the Primary Space and Secondary Space”. The second sentence of Section 3(d)(i) of the Leasehold Lease is amended by deleting the phrase “and in the event the Lessee elects to exercise its option to sublease the Tertiary Space, January 1, 2007 with respect to Equipment located in the Tertiary Space”.

7. Amendment of Section 3 (d)(iv). The second sentence of Section 3(d)(i)of the Leasehold Lease is amended by deleting the phrase “the Primary Space, Secondary Space and Tertiary Space” and replacing it with the phrase “ the Primary Space and Secondary Space”.

8. Amendment of Section 3 (e)(i). Section 3(e)(i) of the Leasehold Lease is amended by deleting the phrase “the Primary Space, Secondary Space and Tertiary Space” and replacing it with the phrase “ the Primary Space and Secondary Space”. Section 3(i) is further amended by deleting the reference therein to “Schedule C” and replacing it with a reference to “Exhibit A” attached hereto.

9. Amendment of Section 3 (f)(iii). Section 3(f)(iii) of the Leasehold Lease is amended by (a) deleting the reference to “Exhibit C” and replacing it with a reference to “Exhibit B” attached hereto, and (b) deleting the phrase “after the earlier of the Sublease Termination Date or the Lessee’s leasing of the Tertiary Space” and replacing it with “after the Sublease Termination Date”.

10. Amendment of the Section 10. The second sentence of Section 10 is amended by deleting the phrase “34 Commerce Way, Woburn, Massachusetts 01801, Attention: Mr. Neal Gordon” and replacing it with the following: “3 Forbes Road, Lexington, Massachusetts 02421, Attention: SVP of Operations”.

11. Amendment of Exhibit A. Exhibit A to the Leasehold Lease is deleted in its entirety and replaced with Exhibit A attached hereto.

12. Amendment of Exhibit B. Exhibit B to the Leasehold Lease is deleted in its entirety and replaced with Exhibit B attached hereto.

13. Amendment of Exhibit C. Exhibit C to the Leasehold Lease is deleted in its entirety.

14. Prime Sublessor Consent. This Amendment shall be contingent upon the Sublessor’s receipt of the Prime Sublessor’s written consent to this Amendment.

15. Confirmation. Except as amended hereby, the Leasehold Lease is hereby confirmed and continues in full force and effect.

16. Counterparts. This Amendment may be executed in one or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as a sealed instrument, as of the date first above written.

LESSOR:

Antigenics, Inc., a Massachusetts corporation

By:	/s/ Jeff D. Clerk
Name: Jeff D. Clerk
Title: CFO

LESSEE:

GTC Biotherapeutics, Inc.

By:	/s/ John B. Green
Name: John B. Green
Title: Illegible

Exhibit A

Leasehold Lease Agreement

Breakdown of Equipment by Room

Updated: December 1, 2003

Space	Room Equipment	Tag Number	Serial Number	Vendor

Illegible Facility - Second Floor	246 6’ BSC (Ducted)	1226 Cambridge	56-1530IV
	246 4’ BSC (Ducted)	4223 Aquila		Nuaire
	246 1 Getinge Autoclave	4220 Aquila		Getinge
Illegible search Labs - Second Floor
	260 Fume Hood	No Tag		Labconco
	262 1- 4’ BSC (Not ducted)	4208 Aquila		Nuaire
	262 1-6’BSC (Not Ducted)	4209 Aquila		Nuaire
	264 Cold Room			Bally

Exhibit B

Antigenics, Inc.

Leasehold Lease Agreement - Exhibit B

Additional Rent - Leasehold Improvements

Updated: November 14, 2003

PRIMARY SPACE

		PRIMARY SPACE
	Total Spending	Res & Admin 3rd Floor
Gross Fixed Assets
Leasehold Improvements	5,358,608	1,303,237

Total Gross Fixed Assets	5,358,608	1,303,237
Accum. Depr / Amort @ 12/31/01
Leasehold Improvements	(1,370,825)	(343,150)

Total Accum Depr / Amort	(1,370,825)	(343,150)

Net Gross Fixed Assets	$3,987,783	$960,087

Net Equipment & Leasehold Improvements	$3,987,783	$960,087

Lease Months Remaining @ 12/31/01		104
Amortization of LHI per Month		$9,231.61

Assets-Sublease Schedule Q4 03 Amendment	Assets @ 12 31 01

Antigenics, Inc.

Leasehold Lease Agreement - Exhibit B (continued)

Additional Rent - Leasehold Improvements

Updated: November 14, 2003

SECONDARY SPACE

			SECONDARY SPACE
	Total Spending	Res & Admin 3rd Floor	Research 2nd Floor	E-Prise Space 2nd Floor
Gross Fixed Assets
Leasehold Improvements	5,358,608	1,303,237	947,178	195,436

Total Gross Fixed Assets	5,358,608	1,303,237	947,178	195,436
Accum. Depr / Amort @ 12/31/02
Leasehold Improvements	(1,818,334)	(451,063)	(321,405)	(57,481)

Total Accum Depr / Amort	(1,818,334)	(451,063)	(321,405)	(57,481)

Net Gross Fixed Assets	$3,540,274	$852,174	$625,773	$137,955

Net Equipment & Leasehold Improvements	$3,540,274	$852,174	$625,773	$137,955

Lease Months Remaining @ 12/31/02				92
Amortization of LHI per Month				$8,301.39

Assets-Sublease Schedule Q4 03 Amendment	Assets @ 12 31 02

9/90 CORPORATE CENTER

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS

Revised March 2004

EXHIBIT B

Antigenics Sublease to GTC Biotherapeutics Inc.

Calculation of Profit Sharing to Landlord

Period	Landlord’s 50% Share
July 02	0.00
August 02	0.00
September 02	0.00
October 02	0.00
November 02	2,146.64
December 02	2,146.64
January 03	4,623.17
February 03	4,623.17
March 03	4,623.17
April 03	4,623.17
May 03	4,623.17
June 03	4,623.17
July 03	4,623.17
August 03	4,623.17
September 03	4,623.17
October 03	4,623.17
November 03	4,623.17
December 03	4,623.17
January 04	4,623.17
February 04	4,623.17
March 04	4,623.17
April 04	3,373.17
May 04	3,373.17
June 04	3,373.17
July 04	3,373.17
August 04	3,373.17
September 04	3,373.17
October 04	3,373.17
November 04	3,373.17
December 04	3,373.17
January 05	3,373.17
February 05	3,373.17
March 05	3,373.17
April 05	3,373.17
May 05	3,373.17
June 05	3,373.17
July 05	3,373.17
August 05	3,373.17
September 05	3,373.17
October 05	3,373.17
November 05	3,373.17
December 05	3,373.17
January 06	3,373.17
February 06	3,373.17
March 06	3,373.17
April 06	3,373.17
May 06	3,373.17
June 06	3,373.17
July 06	3,373.17
August 06	3,373.17
September 06	3,373.17
October 06	3,373.17
November 06	3,373.17
December 06	3,373.17
January 07	3,373.17
February 07	3,373.17
March 07	3,373.17
April 07	3,373.17

May 07	3,373.17
June 07	3,373.17
July 07	3,373.17
August 07	3,373.17
September 07	3,373.17
October 07	3,373.17
November 07	3,373.17
December 07	3,373.17
January 08	3,373.17
February 08	3,373.17
March 08	3,373.17
April 08	3,373.17
May 08	3,373.17
June 08	3,373.17
July 08	3,373.17
August 08	3,373.17
September 08	3,373.17
October 08	3,373.17
November 08	3,373.17
December 08	3,373.17
January 09	3,373.17
February 09	3,373.17
March 09	3,373.17
April 09	3,373.17
May 09	3,373.17
June 09	3,373.17
July 09	3,373.17
August 09	3,373.17
September 09	3,373.17
October 09	3,373.17
November 09	3,373.17
December 09	3,373.17
January 10	3,373.17
February 10	3,373.17
March 10	3,373.17
April 10	3,373.17
May 10	3,373.17
June 10	3,373.17
July 10	3,373.17
August 10	3,373.17
September 10	3,373.17

Assumes that amendment to GTC sublease is effective on or about 04/01/04.

Assumes that GTC does not make election (by 07/01/06 ) to terminate sublease on 12/31/06.